UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SOLIGENIX, INC.
(Name of Registrant as Specified in Its Charter)

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SOLIGENIX, INC.

29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540

Notice of Annual Meeting of Stockholders
to be held on Thursday, June 19, 2014

Notice is hereby given that the Annual Meeting of Stockholders of Soligenix, Inc., will be held at the Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, on Thursday, June 19, 2014, at 9:00 a.m., Eastern Daylight Time, for the following purposes, each as more fully described in the Proxy Statement:

1.  To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.  To ratify the appointment of EisnerAmper LLP as our independent auditors for the year ending December 31, 2014; and

3.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on April 25, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, PHONE OR MAIL.

Information concerning the matters to be acted upon at the Annual Meeting is included in the Proxy Statement. Whether or not you expect to attend the Annual Meeting, your vote is important.

By Order of the Board of Directors,

Christopher J. Schaber, Ph.D.
President and Chief Executive Officer

Princeton, New Jersey
May 8, 2014

Enclosures

SOLIGENIX, INC.

29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540

Annual Meeting of Stockholders
Thursday, June 19, 2014
Proxy Statement

This Proxy Statement has been prepared and is distributed and made available by the board of directors (the ‘‘Board of Directors’’) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the ‘‘Annual Meeting’’) to be held at Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, at 9:00 a.m., Eastern Daylight Time, on Thursday, June 19, 2014, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to shareholders, and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about May 8, 2014. Our Annual Report on Form 10-K for the year ended December 31, 2013 (which does not form a part of the proxy solicitation materials) is being distributed and made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on April 25, 2014 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.  On April 25, 2014, 19,929,167 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.  “FOR ALL” in the election of all of the named nominees as directors;

2.  “FOR” the ratification of EisnerAmper LLP as our independent auditors; and

3.  In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by doing so in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available);

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and

•	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1.            The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors.

2.            The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2014.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election.  Abstentions will have the same effect as votes against the proposal to ratify the appointment of EisnerAmper LLP, but broker non-votes will not be counted as votes against such proposal or as shares present or represented at the meeting for this proposal.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

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PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Keith L. Brownlie, CPA, Marco M. Brughera, DVM, Gregg A. Lapointe, CPA, Robert J. Rubin, MD, and Jerome Zeldis, MD, PhD for election to the Board of Directors.

Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR ALL” in the election of directors, which would be a vote for the election of each of Dr. Schaber, Mr. Brownlie, Dr. Brughera, Mr. Lapointe, Dr. Rubin, and Dr. Zeldis as a director to serve until our next Annual Meeting of Stockholders or until his successor has been duly elected and qualified.  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

The table below contains information regarding the current members of the Board of Directors. The ages of individuals are provided as of April 25, 2014:

Name	Age	Position
Christopher J. Schaber, PhD	47	Chairman of the Board, Chief Executive Officer and President
Keith L. Brownlie, CPA	61	Director
Marco M. Brughera, DVM	58	Director
Gregg A. Lapointe, CPA	55	Director
Robert J. Rubin, MD	68	Director
Jerome Zeldis, MD, PhD	64	Director

Christopher J. Schaber, PhD has over 25 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board on October 8, 2009. He also serves on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009, and is a member of the corporate councils of both the National Organization for Rare Diseases (“NORD”) and the American Society for Blood and Marrow Transplantation (“ASBMT”) since October 2009 and July 2009, respectively. Prior to joining us, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. During his tenure at Discovery Laboratories, Inc., Dr. Schaber played a significant role in raising over $150 million through both public offerings and private placements.  Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and from 1996 to 1998 served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories Inc. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School.

Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as an executive senior officer with our company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Keith L. Brownlie, CPA has been a director since June 2011. Mr. Brownlie currently serves on the Board of Directors of RXi Pharmaceuticals Corporation, a publicly traded biotechnology company involved in the research and development of RNAi products for the diagnosis, prevention and treatment of human diseases, a position he has held since June 2012.  In July 2013, Mr. Brownlie was appointed to the Board of Directors of Cancer Genetics, Inc., a publicly traded, early stage diagnostics company. Mr. Brownlie served as a member of the Board of Directors of Epicept Corporation, a publicly traded, specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain, from April 2011 to August 2013 when Epicept Corporation merged with Immune Pharmaceuticals, Inc. From 1974 to 2010, Mr. Brownlie worked with the accounting firm of Ernst & Young LLP where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York metro area where he was involved with over 100 public and private financings and M&A transactions. Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey. Mr. Brownlie co-founded the New Jersey Entrepreneur of the Year Program and was Vice President and Trustee of the New Jersey Society of CPAs. In addition, he served as accounting advisor to the board of the Biotechnology Council of New Jersey.

Mr. Brownlie was selected to serve as a member of our Board of Directors because of his vast experience as an audit partner for numerous public companies and as a director of a publicly traded specialty pharmaceutical and biotechnology companies.

Marco Brughera, DVM has been a director since October 2013. He is the Global Head of the Rare Disease Franchise for Sigma-Tau S.p.A., a position he has held since October 2012. From January 2011 through October 2012, Dr. Brughera held several other positions with the Sigma-Tau Group, including Corporate Research and Development Managing Director of Sigma-Tau S.p.A., President of Sigma-Tau Research Switzerland S.A. and a board member of Sigma-Tau Pharmaceuticals, Inc. and of Sigma Tau Rare Diseases S.A. From December 2011 through January 2014, Dr. Brughera served on the Board of Directors of Gentium S.p.A., a publicly traded biopharmaceutical company.  From 2004 to 2010, Dr. Brughera served as the Vice President of Preclinical Development at Nerviano Medical Sciences S.r.l. (“NMS Group”), a pharmaceutical oncology-focused integrated discovery and development company. He also served as the Managing Director at Accelera S.r.l., an independent contract research organization affiliated with the NMS Group. From 1999 to 2004, Dr. Brughera held several senior level positions in the areas of discovery and development toxicology with Pharmacia Corporation and Pfizer, Inc. Prior to 1999, he held various positions at Pharmacia & Upjohn Company, Inc. and Farmitalia Carlo Erba S.p.A., an Italian pharmaceutical company. Dr. Brughera earned his degree in veterinary medicine from the University of Milan and is a European Registered Toxicologist.

Dr. Brughera was selected to serve as a member of our Board of Directors because of his experience in the areas of drug discovery and development and his experience as an executive officer and a director in the pharmaceutical industry.

Gregg Lapointe, CPA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc. and serves on the Board of Directors of SciClone Pharmaceuticals, Inc. and Cambrooke Therapeutics, Inc., and the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences. He has previously served on the Board of Directors of the Pharmaceuticals Research and Manufacturers of America (PhRMA) and Questcor Pharmaceuticals, Inc., and has been a member of the Corporate Council of NORD for several years. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc., a private biopharmaceutical company, from September 2001 through February 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May 1996 to August 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse & Co. Mr. Lapointe received his BA degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his MBA degree from Duke University. He is a CPA in the state of Illinois and a Chartered Accountant in Ontario, Canada.

Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin has served on the Board of Biotelemetry, Inc. (formerly known as CardioNet, Inc.) since 2007. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College.

Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

Jerome Zeldis, MD, PhD has been a director since June 2011. Dr. Zeldis is currently Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company, where he has been employed since 1997. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of the NJ Chapter of the Arthritis Foundation, the Castleman’s Disease Organization and PTC Therapeutics Inc. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010). Dr. Zeldis received a BA and an MS from Brown University, and an MPhil, an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He has published 116 peer reviewed articles and 24 reviews, book chapters, and editorials.

Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Board Leadership Structure and Risk Oversight

Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.

Our Board of Directors has determined that Mr. Brownlie, Mr. Lapointe, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, are  “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”).  Our Board of Directors based this determination primarily on its familiarity with the directors’ employment, family and other relationships. The Board of Directors believes that independent directors provide effective oversight of management.  Moreover, in addition to feedback provided during the course of meetings of our Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties.  Our Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and our Board of Directors may determine that it is more appropriate to separate the roles in the future.

The Board of Directors is engaged in the oversight of risk through regular updates from Dr. Schaber, in his role as our Chief Executive Officer, and other members of our management team, regarding those risks confronting us, the actions and strategies necessary to mitigate those risks and the status and effectiveness of those actions and strategies. The updates are provided at regularly scheduled Board of Directors and committee meetings as well as through more frequent informal meetings that include our Board of Directors, our Chief Executive Officer, our Vice President of Finance and Acting Chief Financial Officer and other members of our management team. The Board of Directors provides insight into the issues, based on the experience of its members, and provides constructive challenges to management’s assumptions and assertions.

Corporate Governance

Pursuant to our Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of the Board of Directors.  Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors held four meetings in 2013, and each current director who served as a director during 2013, attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served, except for Marco Brughera who joined the Board of Directors in October 2013.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the Annual Meeting in person.

We have adopted a code of ethics that applies to all of our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer, controller, and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the “Investors” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Committees of the Board of Directors

The Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. The Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors” section.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Keith L. Brownlie, CPA
Gregg A. Lapointe, CPA
Robert J. Rubin, MD
Jerome Zeldis, MD, PhD

 – Committee Chair
– Member

Compensation Committee

The Board of Directors has a Compensation Committee, which is comprised of Dr. Rubin (Chair), Mr. Brownlie and Dr. Zeldis.

The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, setting salary, making grants of annual incentive compensation and approving certain employment agreements. The Board of Directors has determined that Dr. Rubin, Mr. Brownlie and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of NASDAQ and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.  The Compensation Committee met one time during the fiscal year ended December 31, 2013.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (“Nominating Committee”), which is comprised of Dr. Zeldis (Chair), Mr. Brownlie and Mr. Lapointe.

The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes procedures for the nomination process, identifies and recommends candidates for election to the Board of Directors. The Board of Directors has determined that Dr. Zeldis, Mr. Brownlie and Mr. Lapointe are “independent” directors, as such term is defined by the applicable NASDAQ listing standards.  The Nominating Committee met two times during the fiscal year ended December 31, 2013.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Directors matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for nomination, the Nominating Committee also takes into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.

Pursuant to our February 11, 2009 stock purchase agreement with Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), as long as Sigma-Tau beneficially owns at least 10% of our issued and outstanding shares of Common Stock, we are required to use our best efforts to secure the election of a Sigma-Tau designee to the Board of Directors.  In view of  Dr. Brughera’s background in the areas of drug discovery and development and his experience as an executive officer and a director in the pharmaceutical industry, the Nominating Committee has accepted Dr. Brughera as Sigma-Tau’s designee for election to the Board of Directors.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a candidate for election at an Annual Meeting of Stockholders must otherwise comply with our Bylaws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.

Diversity Considerations in Identifying Director Nominees

We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.

Audit Committee

The Board of Directors has an Audit Committee, which is comprised of Mr. Brownlie (Chair), Mr. Lapointe and Dr. Rubin.  The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accountants. Its primary duties are to serve as an independent and objective party to monitor the financial reporting process and internal control system, to review and appraise the audit effort of the independent registered public accountants and to provide an open avenue of communication among the independent registered public accountants, financial and senior management, and the Board of Directors.  The Board of Directors has determined that Mr. Brownlie, Mr. Lapointe and Dr. Rubin are “independent” directors, within the meaning of applicable listing standards of NASDAQ and the Exchange Act and the rules and regulations thereunder.  Mr. Brownlie qualifies as an “audit committee financial expert” as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met five times during the fiscal year ended December 31, 2013.

Report of the Audit Committee of the Board of Directors

The Audit Committee submits the following report for the year ended December 31, 2013:

The Audit Committee has reviewed and discussed with both management and the independent registered public accountants the audited consolidated financial statements as of and for the year ended December 31, 2013. The Audit Committee’s review included discussion with the auditors of matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by  Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the United States Securities and Exchange Commission (the “SEC”).

Submitted by the Audit Committee,

/s/ Keith L. Brownlie (Chair of Audit Committee)
/s/ Gregg A. Lapointe
/s/ Robert J. Rubin

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed EisnerAmper LLP, independent registered public accountants, as auditors of our financial statements for the year ending December 31, 2014, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table highlights the aggregate fees billed by EisnerAmper LLP during each of the two years ended December 31, 2013.

	2013	2012
Audit Fees	$169,150	$121,590
Audit-Related Fees	--	--
Tax Fees	9,700	8,400
All Other	--	--
Total	$178,850	$129,990

Audit Fees

This category includes the fees for the examination of our consolidated financial statements, review of our Annual Report on Form 10-K and the quarterly reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, the issuance of comfort letters, provision of consents and review of other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Audit-Related Fees

Our principal accountants did not bill us for any audit-related services during either of the two years ended December 31, 2013.

Tax Fees

This category relates to professional services for tax compliance, tax advice, and tax planning.

Other Fees

Our principal accountants did not bill us for any services or products other than as reported above during each of the two years ended December 31, 2013.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2014.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of April 25, 2014, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 25, 2014 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 19,929,167 shares of Common Stock outstanding as of April 25, 2014.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Randall J. Kirk 1	6,867,816	30.73%
NRM VII Holdings I, LLC 1	5,833,333	26.10%
Paolo Cavazza 2	3,379,950	16.65%
Sigma-Tau Pharmaceuticals, Inc. 2	3,068,461	15.18%
Intrexon Corporation 1	1,034,483	5.21%
Christopher J. Schaber 3	712,550	3.47%
Robert N. Brey 4	174,382	*
Gregg A. Lapointe 5	145,524	*
Jerry Zeldis 6	88,304	*
Richard Straube 7	31,250	*
Robert J. Rubin 8	83,237	*
Keith Brownlie 9	79,971	*
Joseph Warusz 10	117,504	*
Marco Brughera 11	15,000	*
All directors and executive officers as a group (9 persons)	1,447,722	6.86%

(1)
On June 26, 2013, Randal J. Kirk, on his own behalf and on behalf of Third Security, LLC, NRM VII Holdings I, LLC and Intrexon Corporation, filed Amendment No. 1 to Schedule 13D with the SEC, which amends the Schedule 13D filed May 9, 2013 with the SEC (as amended, “Schedule 13D”).  The Schedule 13D states that Mr. Kirk is Senior Managing Director of, and controls, Third Security, LLC, which is the Manager of an affiliate that manages NRM VII Holdings I, LLC, and that Mr. Kirk serves as the Chairman and Chief Executive Officer of Intrexon Corporation.  The Schedule 13D indicates that (a) Mr. Kirk, Third Security, LLC and NRM VII Holdings I, LLC have sole voting and dispositive power with respect to 3,333,333 shares of Common Stock and warrants to purchase 2,500,000 shares of Common Stock exercisable within 60 days of April 25, 2014 held by NRM VII Holdings I, LLC, and (b) Mr. Kirk and Intrexon Corporation have shared voting and dispositive power with respect to 1,034,483 shares of Common Stock held by Intrexon Corporation.  The address of the principal business office of Mr. Kirk is 2875 South Ocean Boulevard, Suite 214, Palm Beach, Florida 33480.  The address of the principal business office of NRM VII Holdings I, LLC is c/o Third Security, LLC, 1881 Grove Avenue, Redford, Virginia 24141.  The address of the principal business office of Intrexon Corporation is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.

(2)
On May 16, 2013, Paolo Cavazza, on his own behalf and on behalf of Sigma-Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc., filed Amendment No. 4 to Schedule 13D with the SEC, which amends the Schedule 13D filed with the SEC on February 20, 2009 as amended by Amendment No. 1 filed with the SEC on October 2, 2009, Amendment No. 2 filed with the SEC on June 28, 2010 and Amendment No. 3 filed with the SEC on January 2, 2013 (the “Schedule 13D”).  The Schedule 13D indicates that (a) Mr. Cavazza has sole voting and dispositive power with respect to (i) 59,539 shares held by Mr. Paolo Cavazza and (ii) 164,146 shares of Common Stock and warrants to purchase 87,804 shares held by SINAF SA, and (b) Mr. Cavazza, Sigma-Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc. have shared voting and dispositive power with respect to 2,711,392 shares of Common Stock and warrants to purchase 357,069 shares of Common Stock exercisable within 60 days of April 25, 2014 held by Sigma-Tau Pharmaceuticals, Inc. Sigma-Tau Pharmaceuticals, Inc. is a direct wholly-owned subsidiary of Sigma-Tau America S.A., which is a direct wholly-owned subsidiary of Sigma-Tau International S.A., which is a direct wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Mr. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau Finanziaria S.p.A. SINAF SA is an indirect wholly owned subsidiary of Aptafin S.p.A., which is owned by Mr. Paolo Cavazza and members of his family.  Mr. Paolo Cavazza’s address is Via Tesserte, 10, Lugano, Switzerland. The business address of Sigma-Tau Finanziaria S.p.A. is Via Sudafrica, 20, Rome, Italy 00144.  The business address of Sigma-Tau International S.A. is 19-21 Boulevard du Prince Henri, L-1724 Luxembourg.  The business address of Sigma-Tau America S.A. is 19-21 Boulevard du Prince Henri, L-1724 Luxembourg.  The business address of Sigma-Tau Pharmaceuticals, Inc. is 9841 Washingtonian Boulevard, Suite 500, Gaithersburg, Maryland 20878.

(3)
Includes 59,681 shares of Common Stock owned by Dr. Schaber, options to purchase 643,750 shares of Common Stock exercisable within 60 days of April 25, 2014, and warrants to purchase 9,119 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Dr. Schaber is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(4)
Includes options to purchase 174,382 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Dr. Brey is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(5)
Includes 48,781 shares of Common Stock, options to purchase 67,475 shares of Common Stock exercisable within 60 days of April 25, 2014, and warrants to purchase 29,268 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Mr. Lapointe is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(6)
Includes 48,809 shares of Common Stock, options to purchase 21,638 shares of Common Stock exercisable within 60 days of April 25, 2014 and warrants to purchase 17,857 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Mr. Zeldis is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(7)
Includes   options to purchase 31,250 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Dr. Straube is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(8)
Includes 12,195 shares of Common Stock, options to purchase 63,725 shares of Common Stock exercisable within 60 days of April 25, 2014, and warrants to purchase 7,317 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Dr. Rubin is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(9)
Includes 19,047 shares of Common Stock, options to purchase 46,638 shares of Common Stock exercisable within 60 days of April 25, 2014 and warrants to purchase 14,286 shares of Common Stock exercisable within 60 days of April 25, 2014. The address of Mr. Brownlie is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(10)
Includes options to purchase 117,504 shares of Common Stock owned by Mr. Warusz exercisable within 60 days of April 25, 2014. The address of Mr. Warusz is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

(11)
Includes options to purchase 15,000 shares of Common Stock owned by Dr. Brughera exercisable within 60 days of April 25, 2014. The address of Dr. Brughera is c/o Soligenix Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

*	Indicates less than 1%.

Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. In September 2007, our stockholders approved an amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under the plan by 500,000 shares, bringing the total shares reserved for issuance under the plan to 1,000,000 shares. In September 2010, our stockholders approved a second amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under the plan by 750,000 shares, bringing the total shares reserved for issuance under the plan to 1,750,000 shares. In September 2013, our stockholders approved a third amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares.

The following table provides information, as of December 31, 2013, with respect to options outstanding under our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders1	2,051,511	$2.63	775,924
Equity compensation plans not approved by security holders	-	-	-
Total	2,051,511	$2.63	775,924

1
Includes our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.  Our 1995 Plan expired in 2005 and thus no securities remain available for future issuance under that plan.

EXECUTIVE OFFICERS

The table below contains information regarding the our executive officers.  The ages of individuals are provided as of April 25, 2014:

Name	Age	Position
Christopher J. Schaber, PhD 1	47	Chairman of the Board, Chief Executive Officer and President
Robert N. Brey, PhD	63	Chief Scientific Officer and Senior Vice President
Richard Straube, MD	62	Chief Medical Officer and Senior Vice President
Joseph M. Warusz, CPA	57	Vice President of Finance, Acting Chief Financial Officer and Corporate Secretary

(1) For biographical information regarding Dr. Schaber, see ‘‘Proposal 1 – Election of Directors.’’

Robert N. Brey, PhD has been with the Company since January 1996 and is currently our Chief Scientific Officer and Senior Vice President. He has also held the positions of Vice President Vaccine Development and Vice President of Research and Development. He also has held Scientific, Management and Project Management positions in the Lederle-Praxis division of American Cyanamid, now a division of Wyeth, in which he participated in the successful development of a vaccine for Haemophilius influenza meningitis, and a vaccine for pneumonia. While at Lederle-Praxis, Dr. Brey was Manager of Molecular Biology Research for vaccines and Project Manager for development of oral vaccines from 1985 through 1993. From 1993 through 1994, Dr. Brey served as Director of Research and Development of Vaxcel, in which he was responsible for developing adjuvant technology and formulations for improved vaccines. From 1994 through 1996, Dr. Brey established an independent consulting group, Vaccine Design Group, to identify and develop novel vaccine technologies and platforms. Before entering into drug and vaccine delivery, he held senior scientific positions at Genex Corporation from 1982 through 1986. Dr. Brey received a B.S. degree in Biology from Trinity College in Hartford, Connecticut, his PhD degree in Microbiology from the University of Virginia and performed postdoctoral studies at MIT with Nobel Laureate Salvador Luria.

Richard Straube, MD has been with our company since January 2014 and is currently our Senior Vice President and Chief Medical Officer. Dr. Straube is a board-certified pediatrician with 35 years’ experience in both academia and industry, including clinical research experience in host-response modulation.  Prior to joining the Company, Dr. Straube served from 1988 to 1993 in various capacities, including most recently as Senior Director, Infectious Diseases and Immunology, Clinical Research, for Centocor, Inc., a privately-held biopharmaceutical company focused on developing monoclonal antibody-based diagnostics.  While at Centocor, Inc., Dr. Straube was responsible for the initial anti-cytokine and anti-endotoxin programs targeted at ameliorating inappropriate host responses to infectious and immunologic challenges. Programs that he managed at Centocor, Inc. include assessments of immunomodulation using monoclonal removal of inciting molecular triggers, removal of internal immune-messengers, augmentation of normal host defenses, and maintenance of normal sub-cellular function in the face of injury.  From 1993 to 1995, Dr. Straube was Director of Medical Affairs at T-cell Sciences, Inc., a privately-held biotechnology company.  From 1995 to 1997, he was Director of Clinical Investigations of the Pharmaceutical Products Division of Ohmeda Corp., a privately-held biopharmaceutical company.  He served from 1998 to 2007 as Executive Vice President of Research and Development and Chief Scientific Officer at INO Therapeutics LLC, a privately-held biotherapeutics company, where he was responsible for the clinical trials and subsequent approval of inhaled nitric oxide for the treatment of persistent pulmonary hypertension of the newborn.  From 2007 to 2009, Dr. Straube was the Chief Medical Officer at Critical Biologics Corporation, a privately-held biotechnology company.  From 2009 until joining the Company, he was Chief Medical Officer of Stealth Peptides Incorporated, a privately-held, clinical stage, biopharmaceutical company.  Dr. Straube received his medical degree and residency training at the University of Chicago, completed a joint adult and pediatrician infectious diseases fellowship at the University of California, San Diego (“UCSD”), and as a Milbank Scholar completed training in clinical trial design at the London School of Hygiene and Tropical Medicine.  While on the faculty at the UCSD Medical Center, his research focused on interventional studies for serious viral infections.

Joseph M. Warusz, CPA has been with the company since June 2011 and is currently our Vice President and Acting Chief Financial Officer.  He has  more than 30 years of financial management experience in public and private life science companies as well as large pharma. Prior to joining Soligenix on June 1, 2011 as Vice President of Administration and Controller, he held senior financial positions with Amicus Therapeutics, Inc., Orchid Cellmark, Inc., and NexMed, Inc., as well as consulting assignments at Ardea BioSciences, Inc., and NovaDel Pharma, Inc., all R&D-focused companies in the biotechnology and specialty pharmaceuticals arenas. Prior to 1998, Mr. Warusz also held management positions in financial analysis, accounting, reporting and auditing at Bristol-Myers Squibb and Peat Marwick Main & Company. He received his BS in accounting and MBA in finance at Drexel University and is a Certified Public Accountant.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table contains information concerning the compensation paid during each of the two years ended December 31, 2013 to our Chief Executive Officer and each of the two other most highly compensated executive officers during 2013 (collectively, the “Named Executive Officers”).

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber 1	CEO &	2013	$402,000	$239,000	$199,000	$33,896	$873,896
	President	2012	$390,000	-	$88,400	$38,006	$516,406

Robert N. Brey 2	CSO &	2013	$214,000	$30,000	$19,900	$20,978	$284,878
	Senior VP	2012	$210,000	-	$23,800	$23,375	$257,175

Joseph M. Warusz 3	VP &	2013	$186,000	$90,000	$89,550	$32,641	$398,191
	Acting CFO	2012	$180,000	-	$37,400	$38,006	$255,406

1
Dr. Schaber deferred a portion of the payment of his 2013 bonus in the amount of $130,000 until January 15, 2014. The 2013 bonus amount includes $109,000, which was paid in 2013 as a result of the achievement of a performance goal set in 2012 (the closing of a public offering). Option award figures include the value of Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no cash bonus was awarded.

2
Dr. Brey deferred payment a portion of his 2013 bonus in the amount of $10,000 until January 15, 2014. The 2013 bonus amount includes $20,000, which was paid in 2013 as a result of the achievement of a performance goal set in 2012 (the closing of a public offering).  Option award figures include the value of stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no cash bonus was awarded.

3
Mr. Warusz deferred a portion of the payment of his 2013 bonus in the amount of $50,000 until January 15, 2014. The 2013 bonus amount includes $40,000, which was paid in 2013 as a result of the achievement of a performance goal set in 2012 (the closing of a public offering).  Option award figures include the value of stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no cash bonus was awarded.

Employment and Severance Agreements

In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. We agreed to issue him options to purchase 125,000 shares of Common Stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Upon a change in control of our company due to merger or acquisition, all of Dr. Schaber’s options become fully vested, and remain exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family. This agreement automatically renewed in December 2013 for an additional term of three years.

On June 22, 2011, the Compensation Committee approved an increase in salary for Dr. Schaber to $390,000. Additionally, his fixed minimum annual bonus payable was eliminated and revised to an annual targeted bonus of 40% of his annual base salary. Dr. Schaber’s targeted bonus is 40%. On December 6, 2012, the Compensation Committee approved an increase in salary for Dr. Schaber to $402,000. On December 4, 2013, the Compensation Committee approved an increase in salary for Dr. Schaber to $412,000.

We do not currently have an employment agreement with Dr. Robert N. Brey, our Chief Scientific Officer and Senior Vice President. Dr. Brey’s compensation is determined by our Board of Directors and our Compensation Committee. On December 6, 2012, the Compensation Committee approved an increase in salary for Dr. Brey to $214,000.

In May 2011, we entered into a one-year employment agreement with Mr. Joseph M. Warusz, our Acting Chief Financial Officer, Vice President of Finance and Chief Accounting Officer. Pursuant to the agreement, we agreed to pay Mr. Warusz $175,000 per year and a targeted annual bonus of 20% of his base salary. We also issued him options to purchase 40,000 shares of Common Stock with one-third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause”, as defined in this agreement, we would pay Mr. Warusz three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 1, 2011, the Compensation Committee increased the salary of Mr. Warusz to $180,000. On December 6, 2012, the Compensation Committee approved an increase in salary for Mr. Warusz to $186,000.  On December 4, 2013, the Compensation Committee approved an increase in salary for Mr. Warusz to $191,000.

In February 2007, our Board of Directors authorized the issuance of the following number of shares to each of Dr. Schaber and Dr. Brey immediately prior to the completion of a transaction, or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from our company and/or our stockholders to a third party: 50,000 common shares to Dr. Schaber and 10,000 common shares to Dr. Brey. The amended agreement with Dr. Schaber includes our obligation to issue such shares to him if such event occurs.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2013. We have never issued Stock Appreciation Rights.

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date
Christopher J. Schaber	125,000	-	-	$5.40	8/28/2016
	45,000	-	-	$9.40	8/9/2017
	140,000	-	-	$1.20	12/17/2018
	110,000	-	-	$4.64	6/30/2020
	90,000	30,000	30,000	$0.64	11/30/2021
	65,000	65,000	65,000	$0.68	12/04/2022
	25,000	75,000	75,000	$2.01	12/04/2023

Robert N. Brey	30,000	-	-	$6.60	5/10/2016
	10,000	-	-	$9.40	8/9/2017
	40,000	-	-	$1.20	12/17/2018
	42,500	-	-	$4.64	6/30/2020
	26,254	8,746	8,746	$0.64	11/30/2021
	17,502	17,498	17,498	$0.68	12/04/2022
	2,500	7,500	7,500	$2.01	12/04/2023

Joseph M. Warusz	35,000	5,000	2,500	$4.10	5/30/2021
	22,500	7,500	7,500	$0.64	11/30/2021
	27,502	27,498	27,498	$0.68	12/04/2022
	11,250	33,750	33,750	$2.01	12/04/2023

Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2013.

Name	Fees Earned Paid in Cash 1	Option Awards 2	Total
Keith Brownlie	$60,000	$30,000	$90,000
Marco Brughera 3	$8,750	$30,150	$38,900
Gregg A. Lapointe	$47,500	$30,000	$77,500
Robert J. Rubin	$52,500	$30,000	$82,500
Jerry Zeldis	$50,000	$30,000	$80,000

(1)
Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chair of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairs of our Compensation and Nominating Committees are paid $10,000 annually, on a prorated basis. Additionally, Audit Committee members are paid $7,500 annually and Compensation and Nominating Committee members are paid $5,000 annually. This compensation is paid quarterly.

(2)
We maintain a stock option grant program, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 15,000 shares of Common Stock. Upon re-election to the Board of Directors, each member will receive stock options to purchase up to 25,000 shares of Common Stock, not to exceed a value of $30,000 (based upon the fair market value of the Common Stock on the date that such options are granted), which options vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.

(3)	Dr. Marco Brughera was appointed to our Board of Directors on October 21, 2013.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of Dr. Rubin, Mr. Brownlie and Dr. Zeldis. The Board of Directors has determined that Dr. Rubin, Mr. Brownlie and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of NASDAQ and the Exchange Act and the rules and regulations thereunder.

The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

•	executive compensation and benefits programs;

•	executive employment agreements;

•	1995 Amended and Restated Omnibus Incentive Plan; and

•	2005 Equity Incentive Plan.

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs:

•	are competitive with other growing companies of similar size and business;

•	are effective in driving performance to achieve financial goals and create stockholder value;

•	are cost-efficient and fair to employees, management and stockholders; and

•	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in employment contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit.

Non-executive employees are granted stock options from time to time under our 2005 Equity Incentive Plan, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

Stock Ownership Policy

In April 2012, our Board of Directors adopted a stock ownership policy applicable to our non-employee directors to strengthen the link between director and stockholder interests. Pursuant to the stock ownership policy, each non-employee director is required to hold a minimum ownership position in the Common Stock equal to the annual cash compensation paid for service on our Board of Directors, exclusive of cash compensation paid for service as a chair or member of any committees of our Board of Directors.

Stock counted toward the ownership requirement includes Common Stock held by the director, unvested and vested restricted stock, and all shares of Common Stock beneficially owned by the director held in a trust and by a spouse and/or minor children of the director. The policy provides that the ownership requirement must be attained within three years after the later of June 21, 2012 and the date a director is first elected or appointed to the Board of Directors. To monitor progress toward meeting the requirement, the Nominating Committee will review director ownership levels at the end of March of each year. Non-employee directors are prohibited from selling any shares of Common Stock unless such director is in compliance with the stock ownership policy. A copy of our director compensation and stock ownership policy is publicly available on our website at www.soligenix.com under the “Investors” section.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee of the Board of Directors consists of Robert J. Rubin, MD (Chair), Keith L. Brownlie, CPA and Jerome Zeldis, MD, PhD. No member of the Compensation Committee is, or at any time in the past has been, an officer or employee of our company or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the year ended December 31, 2013, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.

Transactions With Related Persons

Our Audit Committee has established policies and procedures providing for review and approval of all “related party transactions” for potential conflicts of interest. A “related person transaction” for these purposes is a transaction between us and one of our directors or nominees for director, executive officers, 5% shareholders, or a member of one of these person’s immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under these policies and procedures, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in our best interests.

Other than the employment agreements and compensation paid to our directors, we have not engage in any transactions with related parties since January 1, 2011.  For a discussion of our employment agreements and compensation paid to our directors, see “Executive Compensation – Employment and Severance Agreements” and “Executive Compensation – Compensation of Directors.”

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2008 in (i) our Common Stock, (ii) the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and (iii) the NYSE Arca Biotechnology Index.  The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.  Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	Soligenix, Inc.	S&P 500 Index	NYSE Arca Biotechnology Index
2008	100.00	100.00	100.00
2009	416.67	126.46	145.58
2010	316.67	145.51	200.51
2011	45.83	148.59	168.74
2012	50.00	172.37	239.40
2013	150.00	228.19	361.02

OTHER MATTERS

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2014 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than January 8, 2015. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2014 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-K

Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 that was filed with the SEC, a copy of which is made available with this Proxy Statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-K made available with this Proxy Statement does not include copies of the exhibits to that filing.  We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies.  If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of shareholders and are not expected to be material.  We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

SOLIGENIX, INC.
29 EMMONS DRIVE
SUITE C-10
PRINCETON, NJ 08450

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75492-P53574

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLIGENIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher J. Schaber, Ph.D.
02) Keith L. Brownlie, C.P.A.
03) Marco M. Brughera, D.V.M.
04) Gregg A. Lapointe, C.P.A.
05) Robert J. Rubin, M.D.
06) Jerome Zeldis, M.D., Ph.D.

	For	Against	Abstain
2. To ratify the appointment of EisnerAmper LLP as the independent auditors for fiscal year ending December 31, 2014.	☐	☐	☐

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M75493-P53574

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLIGENIX, INC.
29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540
ANNUAL MEETING OF STOCKHOLDERS - JUNE 19, 2014

The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Joseph M. Warusz, the Acting Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock of Soligenix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Double Tree Hotel, 4355 US Route 1, Princeton, NJ, 08540, on Thursday, June 19, 2014, at 9:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" IN THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND "FOR" THE RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

The Board of Directors recommends you vote (1) "**FOR ALL**" in the election of the named nominees as directors; and (2) "**FOR**" the ratification of EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2014.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE